Exhibit 10.6

COLLATERAL ASSIGNMENT OF RECEIVABLES

THIS COLLATERAL ASSIGNMENT OF RECEIVABLES, dated as of November 16, 2016 (as the same may be from time to time further modified, amended, restated, amended and restated or supplemented, this “Agreement”), is by and among NAC Global Technologies, Inc., a Nevada corporation (the “Company”), the Company’s subsidiary NAC Drive Systems, Inc., a Delaware corporation (“NACD.”), Bellelli USA LLC, a Texas limited liability company, a subsidiary of BE North America, Corp. and an indirect subsidiary of the Company, BE North America, Corp., a Nevada corporation, a majority owned subsidiary of BES and an indirect subsidiary of the Company (“BEN” and together with NACD, BUSA and the Company the “Assignor”), and the holders of the 1,578,948 shares (the “NACD Common Shares”) of NACD’s common stock, par value $0.01 per share, signatory hereto, as secured parties, their endorsees, transferees and assigns (collectively, the “Secured Parties”), and                      , as a secured party (the “Assignee”).

RECITALS:

(1)       Pursuant to that certain Securities Purchase Agreement, dated November 4, 2016 (the “Purchase Agreement”), between the Company and the Secured Parties, the NACD issued to the Secured Parties the NACD Common Shares.

(2)       Upon the filing and effectiveness of the Certificate of Designations with the Secretary of State of the State of Nevada and pursuant to Section 2.5 of the Purchase Agreement, the Secured Parties shall automatically exchange the NACD Common Shares for a like number of shares (the “Preferred Shares”) of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share, and the Company shall issue the Preferred Shares in exchange for the NACD Common Shares.

(3)       In the event that the filing of the Certificate of Designations with the Secretary of State of the State of Nevada has not occurred by December 9, 2016 (or in the event that the Company receives comments from the Commission, not later than December 30, 2016), then, the Company shall issue to the Purchaser, in lieu of Preferred Shares, 5% Senior Secured Convertible Promissory Note(s) due, subject to the terms therein, twelve (12) months from their date of issuance (containing substantially similar terms and conditions to those contained in the Certificate of Designations) in the aggregate subscription amount of the Tranches actually funded by the Secured Parties as of such date in accordance with the purchase schedule set forth in Section 2.1 of the Purchase Agreement;.

(4)       Except as otherwise defined herein, terms used herein and defined in the Security Agreement (as defined below), as applicable, and shall be used herein as defined in the Security Agreement.

(5)       This Agreement is made pursuant to the Security Agreement, dated as of November 16, 2016 (“Security Agreement”), among the Assignor and Assignee.

(6)       Assignee has requested that Assignor executes and delivers this Agreement, and it is therefore a requirement under the Security Agreement that this Agreement shall have been executed and delivered by Assignor to Assignee.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.       Collateral Assignment; No Consents. As collateral security for all debts, liabilities and obligations of Assignor now existing or hereafter arising under the Security Agreement, including, without limitation, the Obligations, Assignor hereby assigns, transfers and sets over to Assignee all of its rights, but not its obligations, in all of the receivables (without any deduction for discounts, setoffs, fees, or other charges or allowances) of the Assignor now or hereafter existing, including, without limitation, any proceeds in connection therewith and contract rights arising under the Contracts defined below (the “Receivables”) until all of the Obligations are paid in full. Each party constituting Assignor represents and warrants to Assignee that no consent is required for the collateral assignment granted hereunder.

2.       No Obligations. Assignee shall have no obligation or duty to perform any of the obligations of Assignor under any agreements, whether written or oral, relating to the Receivables (the “Contracts”), all of which shall remain the sole and exclusive duty and obligation of Assignor.

3.       Rights Assigned. The rights assigned hereunder include, and are not limited to, any and all rights and rights of enforcement regarding warranties, representations, covenants and indemnities made by Assignor under any applicable Contracts including, without limitation, all rights granted to Assignor pursuant to any exhibits and schedules to the foregoing, and all rights, claims or causes of action Assignor may have for any breach or violation of the same. Assignee shall have the right to institute action and seek redress directly against the parties to the Contracts for any such breach or violation as provided below and/or at law or equity; provided, however, that so long as there exists no Event of Default, Assignor may enforce all of the rights, claims or causes of action which such Assignor may have under the Contracts.

4.       Enforcement of Rights. Upon the occurrence and during the continuance of an Event of Default, Assignee may enforce, either in its own name or in the name of Assignor, all rights of Assignor to the Receivables, including, without limitation: to (a) bring suit to enforce any rights under any Contracts; (b) compromise or settle any disputed claims as to rights under any Contracts, (c) give releases or acquittances of rights under any Contracts, and/or (d) do any and all things necessary, convenient, desirable or proper to fully and completely effectuate the collateral assignment of the rights under any Contracts pursuant hereto. Assignor hereby constitutes and appoints Assignee or Assignee’s designee as Assignor’s attorney-in-fact with full power in Assignor’s name, place and stead to do or accomplish any of the aforementioned undertakings and to execute such documents or instruments in the name or stead of Assignor as may be necessary, convenient, desirable or proper in Assignee’s sole discretion. The aforementioned power of attorney shall be a power of attorney coupled with an interest and irrevocable. In the event any action is brought by Assignee to enforce any rights under any Contract, Assignor agrees to fully cooperate with and assist Assignee in the prosecution thereof. Without limiting any other provision of this Agreement, upon the occurrence and during the continuance of an Event of Default, Assignor hereby specifically authorizes and directs each party other than Assignor upon written notice to it by Assignee to make all payments due under or arising under any Contracts directly to Assignee and hereby irrevocably authorizes and empowers Assignee to request, demand and receive any and all amounts which may be or become due or payable or remain unpaid at any time and times to Assignor under and pursuant to any Contracts, and to endorse any checks, drafts or other orders for the payment of money payable to Assignor in payment thereof, and in Assignee’s discretion to file any claims or take any action or proceeding, either in its own name or in the name of Assignor or otherwise, which Assignee may deem necessary or desirable in its sole discretion. It is expressly understood and agreed, however, that Assignee shall not be required or obligated in any manner to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or take any other action to collect or enforce the payment of any amounts which may have been assigned to Assignee or to which Assignee may be entitled hereunder at any time or times.

5.       Authorization. Assignor shall use its good faith efforts to cause each counterparty in respect of a Contract entered into after the date hereof (each, a “Counterparty”) to agree that each such Contract will provide that if Assignor defaults in the performance of any of its obligations under any such Contracts, or upon the occurrence or non-occurrence of any event or condition under any such Contracts which would immediately or with the passage of any applicable grace period or the giving of notice, or both, enable Counterparty to terminate or suspend its performance under any such Contracts, Counterparty will not terminate or suspend its performance under any Contracts, until it first gives written notice of such default to Assignee, and affords the Assignee a period of, (a) in the case of monetary defaults, ten (10) days from receipt of such notice to cure such default, or (b) in the case of bankruptcy or insolvency of Assignor, a reasonable period of time, which shall not exceed ten (10) business days from the date of such notice of default to cure or obtain an order from the applicable bankruptcy court, or (c) in the case of non-monetary defaults (other than those specified in clause (b)) such longer period to cure, which shall not exceed thirty (30) days from receipt of such notice of default.

6.       Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing and mailed or delivered, (a) if to Assignor, at the address specified in or pursuant to the Security Agreement (b) if to Assignee, at the address specified in or pursuant to the Security Agreement; or in any case at such other address as any of the persons listed above may hereafter notify the others in writing. All such notices and communications shall be mailed by overnight courier, and shall be effective when received.

7.       Governing Law; Venue. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. EACH PARTY HEREBY AGREES, IN RESPECT OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, TO THE NON-EXCLUSIVE JURISDICTION OF ANY AND ALL LOCAL, STATE AND/OR FEDERAL COURTS SITTING IN THE STATE OF NEW YORK, AND WAIVES ANY OBJECTION WHICH SUCH PARTY MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT. EACH PARTY HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY, AND WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE INVESTOR. FURTHER, EACH PARTY AGREES, THAT IN ADDITIONAL TO ANY OTHER METHOD PROVIDED BY APPLICABLE LAW, SERVICE OF PROCESS OR ANY NOTICE OR ANY OTHER DOCUMENT SHALL CONSTITUTE GOOD AND VALID SERVICE IF SENT VIA GENERALLY RECOGNIZED OVERNIGHT COURIER, POSTAGE PREPAID, AND ADDRESSED TO THE ADDRESS SET FORTH AT THE AT THE END OF THIS AGREEMENT.

8.       Termination. This Agreement will terminate immediately after the termination of the Security Agreement (other than unasserted indemnity obligations thereunder) and the Obligations have been indefeasibly paid in full.

9.       General Limitation on Claims by Assignor. No claim may be made by Assignor against Assignee, or the Affiliates, directors, officers, employees, attorneys or agents of any of them, for any damages other than actual compensatory damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, the Security Agreement or any Contracts, or any act, omission or event occurring in connection therewith; and Assignor hereby, to the fullest extent permitted under applicable law, waives, releases and agrees not to sue or counterclaim upon any such claim for any special, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor except for those claims arising from Assignee’s gross negligence or willful misconduct.

10.       Attorneys, Accountants, etc. of Assignee Have No Duty to Assignor. All attorneys, accountants, appraisers, consultants and other professional persons (including the firms or other entities on behalf of which any such person may act) retained by Assignee with respect to the transactions contemplated by the Security Agreement and any Contracts shall have the right to act exclusively in the interest of Assignee, as the case may be, and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Assignor, to any of their Affiliates, or to any other person, with respect to any matters within the scope of such representation or related to their activities in connection with such representation. Assignor agrees, on behalf of itself and its Affiliates, not to assert any claim or counterclaim against any such persons with regard to matters within the scope of such representation or related to their activities in connection with such representation, all such claims and counterclaims, now existing or hereafter arising, whether known or unknown, foreseen or unforeseeable, being hereby waived, released and forever discharged.

11.       Assignee Not Fiduciary to Assignor, etc. The relationship between the Assignor, on the one hand, and Assignee, on the other hand, and its Affiliates is solely that of debtor and creditor, and no term or provision of any fiduciary duty, no course of dealing, no written or oral communication, or other action, shall be construed so as to deem such relationship to be other than that of debtor and creditor.

12.       Indemnification. Each of the parties that constitute the Assignor hereby, jointly and severally, agrees to and hereby shall indemnify and defend the Assignee against, and hold harmless from any and all losses, litigation (whether or not involving a party hereto or a third party) liabilities, obligations, claims, contingencies, damages, costs, and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that Assignee may suffer or incur as a result of or relating to any claims arising in connection the Contracts except for those claims arising from Assignee’s gross negligence or willful misconduct.

13.       Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

INTENTIONALLY LEFT BLANK

[Signature pages follow]

IN WITNESS WHEREOF, each of the parties has duly executed this Collateral Assignment of Receivables Agreement as of the date first written above.

ASSIGNOR:

NAC GLOBAL TECHNOLOGIES, Inc.

By:
Name:
Title:

NAC Drive Systems, Inc.

By:
Name:
Title:

Bellelli USA LLC

By:
Name:
Title:

BE North America, Corp.

By:
Name:
Title:

[SIGNATURE PAGE OF ASSIGNEE FOLLOWS]

[SIGNATURE PAGE OF ASSIGNEE]

Name of Assignee: _______________________

Signature of Authorized Signatory of Assignee: _________________________

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: __________________________